   As filed with the Securities and Exchange Commission on  March 3, 1998
                                                           ------------------
                                                              File No. 333-00254
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549

                               ----------------

                        POST-EFFECTIVE AMENDMENT NO. 1
                                      TO
                                   FORM S-8
                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933

                                TELTREND INC.
            (Exact Name of Registrant as Specified in Its Charter)


         DELAWARE                                              13-3476859
(State or Other Jurisdiction of                            (I.R.S. Employer
Incorporation or Organization)                            Identification No.)


                               620 STETSON AVENUE
                       ST. CHARLES, ILLINOIS  60174-1700
               (Address of Principal Executive Offices)(Zip Code)

           TELTREND INC. 1996 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
                            (Full Title of the Plan)

                              DOUGLAS P. HOFFMEYER
                VICE PRESIDENT, FINANCE, SECRETARY AND TREASURER
                                 TELTREND INC.
                               620 STETSON AVENUE
                       ST. CHARLES, ILLINOIS   60174-1700
                    (Name and Address of Agent For Service)

                           TELEPHONE:  (630) 377-1700
         (Telephone Number, Including Area Code, of Agent For Service)

                          COPIES OF COMMUNICATIONS TO:
                            TIMOTHY R. DONOVAN, ESQ.
                                 JENNER & BLOCK
                                 ONE IBM PLAZA
                           CHICAGO, ILLINOIS   60611
                                 (312) 222-9350

                    REMOVAL OF SECURITIES FROM REGISTRATION

     Teltrend Inc. (the "Company") previously registered the issuance of up to 240,000 shares of the Company's common stock, $.01 par value per share (the "Common Stock"), under the Securities Act of 1933, as amended (the "Act"), on a Form S-8 Registration Statement (Registration No. 333-00254), filed with the Securities and Exchange Commission on January 11, 1996. In accordance with
Item 512(a)(3) of Regulation S-K, this Post-Effective Amendment No. 1 to Form S-8 Registration Statement is being filed for the purpose of removing from registration under the Act the 240,000 shares of Common Stock originally covered by the Registration Statement.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Charles, State of Illinois, on the 3rd day of March, 1998.

                                 TELTREND INC.



                                 By    /s/ Howard L. Kirby, Jr.
                                   ----------------------------------------
                                           Howard L. Kirby, Jr., President
                                           and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Form S-8 Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

           SIGNATURE                                 CAPACITY                     DATE
           ---------                                 --------                     ----
   /s/ Howard L. Kirby, Jr.               President and Chief Executive
---------------------------------               Officer and Director
       Howard L. Kirby, Jr.               (Principal Executive Officer)     March 3, 1998

   /s/ Douglas P. Hoffmeyer                  Vice President, Finance,
---------------------------------            Secretary and Treasurer
       Douglas P. Hoffmeyer               (Principal Financial Officer)     March 3, 1998

   /s/ Theodor A. Maxeiner                  Assistant Vice President,
---------------------------------                    Finance
       Theodor A. Maxeiner                (Principal Accounting Officer)    March 3, 1998

      /s/ Frank T. Cary                              Director               February 25, 1998
---------------------------------
          Frank T. Cary

      /s/ William R. Delk                            Director               February 28, 1998
---------------------------------
          William R. Delk

     /s/ Harry Crutcher, III                         Director               February 26, 1998
---------------------------------
         Harry Crutcher, III

     /s/ Donald R. Hollis                            Director               February 24, 1998
---------------------------------
         Donald R. Hollis

   /s/ Bernard F. Sergesketter                       Director               February 25, 1998
---------------------------------
       Bernard F. Sergesketter

      /s/ Susan B. Major                             Director               February 24, 1998
---------------------------------
          Susan B. Major




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